UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2026

GPGI, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39687	85-2749902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 Pierce Street Somerset, New Jersey	08873
(Address of Principal Executive Offices)	(Zip Code)
(908) 518-0500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	GPGI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

GPGI, Inc., a Delaware corporation (the “Company”), held a special meeting of the Company's stockholders (the “Special Meeting”) on June 4, 2026. At the Special Meeting, the proposal to approve the reincorporation of the Company from the State of Delaware to the State of Nevada by conversion, and to adopt the resolutions of the Company’s Board of Directors approving the reincorporation (the “Reincorporation Proposal”), was submitted to a vote of the Company’s stockholders. The Reincorporation Proposal is described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 20, 2026, as supplemented.

At the close of business on April 16, 2026, the record date for the determination of stockholders entitled to vote at the Special Meeting, an aggregate of 289,861,033 shares of the Company’s Class A common stock (the “Common Stock”) were outstanding and entitled to vote at the Special Meeting. The holders of 267,948,144 shares of Common Stock, representing approximately 92% of the voting power of the issued and outstanding shares of Common Stock as of the record date, were represented virtually or by proxy at the Special Meeting, constituting a quorum.

At the Special Meeting, the Reincorporation Proposal was approved. The vote with respect to the Reincorporation Proposal was as follows:

Votes For	% For	Votes Against	% Against	Abstain
171,505,308	59.2%	96,295,425	33.2%	147,411

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 4, 2026

GPGI, INC.

By:	/s/ David A.P. Marshall
	Name:	David A.P. Marshall
	Title:	Chief Legal Counsel and Corporate Secretary